Exhibit 16.2

February 6, 2008

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read Harbor Acquisition Corporation statements included under Item 4.01 of its Form 8-K filed on February 6, 2008, and we agree with such statements concerning our firm.

GOLDSTEIN GOLUB KESSLER LLP